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                                                                      EXHIBIT 23

[LOGO] KPMG Peat Marwick LLP


                         Independent Auditors' Consent
                         -----------------------------



The Board of Directors
Comtech Telecommunications Corp.:


We consent to incorporation by reference in the Registration Statement (No.2-89857) on Form S-8 of Comtech Telecommunications Corp. of our report dated October 18, 1995, relating to the consolidated balance sheets of Comtech Telecommunications Corp. and subsidiaries as of July 31, 1995 and 1994, and the related consolidated statements of operations, stockholders' equity and cash flows and related schedule II for each of the years in the three-year period ended July 31, 1995, which report appears in the July 31, 1995 annual report on Form 10-K of Comtech Telecommunications Corp. and subsidiaries. Our report refers to a change in the method of accounting to adopt the provisions of Statement of Financial Accounting Standards No.115, "Accounting for Certain Investments in Debt and Equity Securities" in fiscal 1995 and No.109, "Accounting for Taxes" in fiscal 1994.



                              KPMG PEAT MARWICK LLP


Jericho, New York
October 27, 1995


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